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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-81482) of Bruker AXS Inc. of our report dated February 25, 2003, relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 25, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin March 19, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS